EXHIBIT 99.2

COLORADO RARE EARTHS, INC.
Proforma Consolidated Balance Sheet
(Unaudited)

	As of	As of
	September 30,	December 15,
	2010	2010
	Calypso	Seaglass				Adjusted
	Financial	Holding	Combined	Pro Forma		ProForma
	Services, Inc.	Corp.	Totals	Adjustments	REF	Totals
ASSETS

CURRENT ASSETS

Cash	$197,380	$-	$197,380	$-		$197,380
Accounts receivable, net	597,880	-	597,880	-		597,880
Prepaid Expenses	50,000	-	50,000	-		50,000

Total Current Assets	845,260	-	845,260	-		845,260

Total Fixed Assets	-	-	-	-		-

PROPERTY AND EQUIPMENT, net	46,873	-	46,873	-		46,873

OTHER ASSETS

Goodwill	-	-	-	2,624,000	[1]	-
				(2,624,000)	[2]
Mineral properties	-	18,315	18,315	326,000	[1]	326,000
				(18,315)	[3]

Total Other Assets	-	18,315	18,315	307,685		326,000

TOTAL ASSETS	$892,133	$18,315	$910,448	$307,685		$1,218,133

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$272,267	$-	$272,267	$-		$272,267
Related party payable	-	962	962	-		962
Income tax payable	10,492	-	10,492	-		10,492

Total Current Liabilities	282,759	962	283,721	-		283,721

TOTAL LIABILITIES	282,759	962	283,721	-		283,721

STOCKHOLDERS' EQUITY

Preferred stock	-	-	-	-		-
Common stock	50	5,900	5,950	59	[1]	109
				(5,900)	[3]
Additional paid-in capital	19,920	12,415	32,335	2,949,941	[1]	2,968,899
				(12,415)	[3]
				(962)	[4]
Retained earnings (deficit)	589,404	(962)	588,442	(2,624,000)	[2]	(2,034,596)
				962	[4]

Total Stockholders' Equity	609,374	17,353	626,727	307,685		934,412

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$892,133	$18,315	$910,448	$307,685		$1,218,133

	-	-	-	-		-

COLORADO RARE EARTHS, INC.
Proforma Consolidated Statements of Operations
For the Nine Months Ended September 30, 2010
(Unaudited)

		For the period
		From Inception on
	For the Nine	December 10, 2010
	Months Ended	through
	September 30,	December 15,
	2010	2010				Pro-Forma
	Calypso	Seaglass				Adjusted
	Financial	Holding	Combined	Pro Forma		Combined
	Services, Inc.	Corp.	Totals	Adjustments	REF	Totals
ADVERTISING REVENUE	$2,597,496	$-	$2,597,496	$-		$2,597,496
COST OF SALES	1,712,387	-	1,712,387	-		1,712,387

GROSS PROFIT	885,109	-	885,109	-		885,109

OPERATING EXPENSES

General and administrative	747,501	962	748,463	-		748,463
Depreciation expense	19,283	-	19,283	-		19,283
Impairment of intangible assets	-	-	-	2,624,000	[2]	2,624,000

Total Costs and Expenses	766,784	962	767,746	2,624,000		3,391,746

OPERATING INCOME (LOSS)	118,325	(962)	117,363	(2,624,000)		(2,506,637)

OTHER INCOME (EXPENSE)

Interest income	979	-	979	-		979
Interest expense	(212)	-	(212)	-		(212)

Total Other Income (Expense)	767	-	767	-		767

INCOME (LOSS) BEFORE INCOME TAXES	119,092	(962)	118,130	(2,624,000)		(2,505,870)
INCOME TAX EXPENSE (BENEFIT)	10,492	-	10,492	(10,492)	[5]	-

NET INCOME (LOSS)	$119,092	$(962)	$118,130	$(2,624,000)		$(2,505,870)

Earnings (Loss) Per Share - Basic	$0.02				[6]	$(0.23)

Earnings (Loss) Per Share - Diluted	$0.02				[6]	$(0.23)

Weighted Average Number of
Shares Outstanding	5,000,000				[6]	10,900,000

COLORADO RARE EARTHS, INC.
Consolidated Journal Entries

[1]	Mineral Properties	326,000
	Goodwill	2,624,000
	Common Stock		59
	Additional Paid-in Capital		2,949,941	Record the acquisition of Seaglass Holdings, Inc.

[2]	Impairment of Goodwill	2,624,000
	Goodwill		2,624,000	Record impariment of goodwill associated with the acquisition of Seaglass Holdings, Inc.

[3]	Common Stock	5,900
	Additional Paid-in Capital	12,415
	Mineral Properties		18,315	Eliminate capital accounts of Seaglass Holdings, Inc.

[4]	Additional Paid-in Capital	962
	Retained Earnings		962	Eliminate retained earnings of Seaglass Holdings, Inc.

[5]	Reflects the adjustment of the tax provision to an effective rate of 0%.

[6]	Reflects the basic and diluted weighted average shares of stock outstanding for the 5,900,000 shares issued to Seaglass.

COLORADO RARE EARTHS, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements

On December 15, 2010, Seaglass Holding Corporation (“Seaglass”) merged with Calypso Media Services Group, Inc. (“Calypso”) wherein Calypso purchase all of the issued and outstanding shares of Seaglass in exchange for 5,900,000 unregistered shares of Calypso’s authorized but previously unissued common stock on a one share for one share basis.  The acquisition was structured as a triangular merger whereby Seaglass merged with Calypso Merger, Inc., a newly formed, wholly-owned subsidiary of Calypso created solely for the purpose of facilitating the acquisition.  Seaglass becomes the surviving corporate entity as a wholly-owned subsidiary of Calypso and Calypso Merger, Inc. was dissolved.  In connection with the acquisition, Calypso changed its corporate name to Colorado Rare Earths, Inc.

The unaudited pro forma consolidated balance sheets and statements of operations of Calypso and Seaglass are presented here as of September 30, 2010.  The Company has not included pro forma, consolidated balance sheets or statements of operations as of December 31, 2009 due to the lack of activity prior to 2010 of Seaglass.  Seaglass was not incorporated until December 10, 2010.

[1] Reflects the issuance of 5,900,000 shares of Calypso common stock to shareholders of Seaglass in exchange for all issued and outstanding shares of Seaglass.  The acquisition was valued at $2,950,000 based on the market price of the shares on the date of issuance.  The fair market value of the mineral claims was determined to be $326,000.  The balance of the purchase price was allocated to Goodwill.

[2] Reflects the impairment of goodwill associated with the acquisition of Seaglass.

[3] Reflects the elimination of capital account balances of Seaglass in conjunction with the consolidation of the entities.

[4] Reflects the elimination of retained earnings of Seaglass in conjunction with the consolidation of the entities.

[5] Reflects the adjustment of the tax provision to an effective rate of 0%.

[6] Reflects the basic and diluted weighted average shares of stock outstanding for the 5,900,000 shares issued to Seaglass.